January 15, 2007
OTCBB: LFLT

LIFEVANTAGE CORPORATION ANNOUNCES
REGISTRATION STATEMENT EFFECTIVE

GREENWOOD VILLAGE, Colorado – LifeVantage Corporation, formerly Lifeline Therapeutics, Inc. (the “Company”) (LFLT.OB), announced that its Registration Statement on Form SB-2, relating to the resale of 6,322,001 shares of common stock and 6,001,866 shares of common stock underlying warrants, has been declared effective by the U.S. Securities and Exchange Commission with an effective date of January 12, 2007. The shares of common stock and warrants were originally issued and sold in a privately placed offering in 2005. The Company will not receive any proceeds from the sale of shares under the Registration Statement, although the Company would receive proceeds from the exercise price of the warrants, if holders elect to exercise such warrants. This action allows the shareholders to freely trade all of the outstanding shares in the Company related to this transaction and the Company to move forward with a more clearly established market value.

“We are very pleased with this milestone as it represents the culmination of a great deal of work on the part of the Company. The complex history of LifeVantage as a company has made this an unusually drawn-out process and we appreciate the patience and support of the individual shareholders affected”, said Gerald J. Houston, Chief Financial Officer.

“We are now able to put this time-consuming activity behind us and focus our efforts on building sales, distribution and science, resulting in enhanced shareholder value”, said James J. Krejci, Chief Executive Officer.

About Protandim®

Protandim® is a patent-pending dietary supplement that increases the body’s natural antioxidant protection by inducing two protective enzymes, superoxide dismutase (SOD) and catalase (CAT). These naturally occurring enzymes become overwhelmed by free radicals as we get older. Oxidative stress (cell damage caused by free radicals) occurs as a person ages, when subjected to environmental stresses or as an associated factor in certain illnesses. TBARS are laboratory markers for oxidative stress in the body. Data from a peer-reviewed, published scientific study in men and women, sponsored by LifeVantage, show that after 30 days of taking Protandim®, the level of circulating TBARS decreased an average of 40 percent, with this decrease shown to be maintained at 120 days. Protandim® strengthens a person’s defenses against oxidative stress by increasing the body’s natural antioxidant enzymes. For more information, please visit the Protandim® product web site at www.protandim.com.

About LifeVantage Corporation

LifeVantage Corporation markets Protandim®. LifeVantage is a publicly traded science-based natural products provider (LFLT.OB) and is committed to helping people achieve health and wellness for life. For more information, please visit the Company’s web site at www.Lifelinetherapeutics.com.

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, applicable common law and Securities and Exchange Commission rules. The Company uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “plan,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties are difficult to predict accurately and may be beyond the control of the Company. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:  government regulators and regulations could adversely affect our business; future laws or regulations may hinder or prohibit the production or sale of our existing product and any future products; unfavorable publicity could materially hurt our business and the value of your investment; the Company’s ability to protect our intellectual property rights and the value of our product; and the illiquidity of our common stock. These and other additional risk factors and uncertainties are discussed in greater detail in the Company’s Annual Report on Form 10-KSB under the caption “Risk Factors”, and in other documents filed the Company from time to time with the Securities and Exchange Commission. Forward-looking statements made by the Company in this news release or elsewhere speak only as of the date made. New uncertainties and risks come up from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. The Company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date it is issued. In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.

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CONTACTS:

LifeVantage Corporation
James J. Krejci, CEO	Telephone:	720-488-1711
Gerald J. Houston, CFO	Fax:	303-565-8700